UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2018

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, Tennant Company (the “Company”) announced that Jeffrey C. Moorefield will cease to be employed by the Company in the position of Senior Vice President, Global Operations effective June 30, 2018 and his employment will continue in a non-executive role until the earlier of December 31, 2018 or the date Mr. Moorefield chooses to separate from employment with the Company after June 30, 2018.  After termination of his employment with the Company, Mr. Moorefield will return to his home state.  The circumstances of Mr. Moorefield’s termination entitle him to certain severance pay and benefits.  The Compensation Committee of the Company’s Board of Directors approved a transition agreement with Mr. Moorefield that provides the following severance pay and benefits to Mr. Moorefield in connection with termination of his employment, all of which are subject to Mr. Moorefield signing and not revoking a general release of claims in favor of the Company and his continued compliance with certain confidentiality, non-competition and non-solicitation covenants:  (i) severance pay and benefit amounts consistent with his employment agreement in connection with an involuntary termination without cause, with the base salary severance amount payable in installments commencing January 1, 2019, and Mr. Moorefield will be entitled to his 2018 short-term incentive plan award based on the Company’s actual performance for the full year (but no greater than the target payout), which amount will not be prorated for the portion of the year he was employed even if his employment ends before December 31, 2018, (ii) the Company will reimburse Mr. Moorefield’s (a) reasonable moving expenses up to a total of $5,000 and (b) rent and reasonable lease termination expenses, (iii) the Company will accelerate the vesting to the effective date of Mr. Moorefield’s termination of 1,474 restricted shares previously granted to him which would otherwise vest on February 26, 2019, and (iv) the Company will give Mr. Moorefield immediate access to outplacement services through a vendor to be selected by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 25, 2018	By:	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer